PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 14, 2003)         REGISTRATION NO.  333-36490


                            [UTILITIES HOLDRS LOGO]


                        1,000,000,000 Depositary Receipts
                           Utilities HOLDRS (SM) Trust


         This prospectus supplement supplements information contained in the prospectus dated July 14, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Utilities HOLDRS (SM) Trust.

         The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                                             Share         Primary
                      Name of Company                        Ticker        Amounts    Trading Market
         ---------------------------------------------       ------        -------    --------------
         American Electric Power Company, Inc.                 AEP            14            NYSE
         Centerpoint Energy, Inc.                              CNP            13            NYSE
         Consolidated Edison, Inc.                              ED             9            NYSE
         Dominion Resources, Inc.                               D             11            NYSE
         Duke Energy Corporation                               DUK            30            NYSE
         Dynegy, Inc.                                          DYN            12            NYSE
         Edison International                                  EIX            15            NYSE
         El Paso Corporation                                    EP            10            NYSE
         Entergy Corporation                                   ETR            10            NYSE
         Exelon Corporation                                    EXC            15            NYSE
         FirstEnergy Corporation                                FE            10            NYSE
         FPL Group, Inc.                                       FPL             8            NYSE
         PG&E Corporation                                      PCG            17            NYSE
         Progress Energy, Inc.                                 PGN             7            NYSE
         Public Service Enterprise Group Incorporated          PEG            10            NYSE
         Reliant Resources, Inc.                               RRI          10.2518         NYSE
         The Southern Company                                   SO            29            NYSE
         Texas Genco Holdings, Inc.                            TGN            .65           NYSE
         Texas Utilities Company                               TXU            12            NYSE
         The Williams Companies, Inc.                          WMB            20            NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.